As filed with the Securities and Exchange Commission on January 4, 2011

Registration No. 333-116087

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRINTECH GROUP PLC

(Exact name of registrant as specified in its charter)

Republic of Ireland	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Trintech Group PLC

Block C, Central Park

Leopardstown

Dublin 18, Ireland

+353 1 293 9840

(Address and telephone number of registrant’s principal executive office)

Paul Byrne

Trintech, Inc.

15851 Dallas Parkway

Suite 900

Addison, Texas 75001

(800) 416-0075

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

EXPLANATORY NOTE

This Post-Effective Amendment relates to Registration Statement No. 333-116087 on Form F-3 (the “Registration Statement”) pursuant to which Trintech Group Plc (“Trintech”), incorporated and registered in Ireland under the Companies Act with registered number 148294, registered 300,000 ordinary shares represented by 150,000 American Depositary Shares (“ADSs”).

On December 17, 2010, the Irish High Court approved and sanctioned the scheme of arrangement (the “Scheme”) pursuant to which Trintech will be acquired by Spectrum Equity Investors (acting through Cerasus II Limited) (“Spectrum”) at a price of $6.60 per Trintech ADS (or $3.30 per Trintech ordinary share). As of December 31, 2010 (the “Effective Time”), Spectrum has acquired all of Trintech’s outstanding ordinary shares, including those represented by Trintech ADSs. As a result of the Scheme, Trintech intends to deregister its outstanding securities. In accordance with the undertaking contained in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities of Trintech which remain unsold at the termination of the offering, Trintech hereby removes and withdraws from registration all securities of Trintech registered pursuant to the Registration Statement which remain unsold as of the Effective Time.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Dublin, Republic of Ireland, on the 4th day of January, 2011.

TRINTECH GROUP PLC

By:	/S/ R. PAUL BYRNE
Name:	Paul Byrne
Title:	CEO, Trintech Group

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

/S/ R.PAUL BYRNE	Chief Executive Officer and Director (Principal Executive Officer)	January 4, 2011

/S/ JOSEPH SEERY	Principal Financial and Accounting Officer	January 4, 2011

/S/ CHRISTOPHER MITCHELL	Director	January 4, 2011

/S/ ADAM MARGOLIN	Director	January 4, 2011